Exhibit 3.2.1

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              DIGITAL FUSION, INC.
                          As Amended September 2, 2005

                                    ARTICLE I

                                  Stockholders

         SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the purpose of electing Directors and for the transaction of such other business ay may be properly brought before the meeting shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors or if no date and time are so fixed, at 10:00 a.m. on the first Friday in June of each year at the principal executive office of the Corporation at 10:00 a.m.

         SECTION 2. Special Meetings. Except as otherwise provided by statute or in the Corporation's Restated Certificate of Incorporation, as such certificate of incorporation may be from time to time hereafter modified, amended or supplemented (the "Restated Certificate"), a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the President or stockholders holding at least ten percent of the outstanding shares of stock in the Corporation that would be entitled to vote at a regularly scheduled meeting of the Corporation's stockholders. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors, the officer or stockholders calling the meeting may designate.

         SECTION 3, Notice of Meetings. Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date of such meeting, either personally or by mail, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation. Whenever notice is required to be given, a written waiver thereof signed by the stockholder entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, at any meeting of stockholders, action is proposed to be taken which would, if taken, entitle stockholders to perfect appraisal rights with respect to their shares of the Corporation's capital stock, the notice of meeting shall include a statement to that effect and such notice shall comply with the requirements specified in Section 262 of the General Corporation Law of the State of Delaware.

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         SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Restated Certificate or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided, that, at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Restated Certificate or by these By-Laws.

         SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. At the adjourned meeting, the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

          SECTION 6. Organization. At each meeting of the stockholders, the Chief Executive Officer of the Corporation, the President of the Corporation, or in such officer's absence or inability to act, a Vice President shall call all meetings of the stockholders to order, and shall act as chairman of such meetings. In the absence of each of the Chief Executive Officer, the President and each of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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          SECTION 7. Voting. Except as otherwise provided in the Restated
Certificate or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by law, every proxy shall be revocable at the pleasure of the stockholder executing it. No such proxy shall he voted or acted upon after three years from its date unless the proxy provides for a longer period. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall he signed by the stockholder voting or by such stockholder's proxy if there can be such proxy, and shall state the number of shares voted.

         Except as otherwise provided by law or by the Restated Certificate, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

          Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

         SECTION 8. List of Stockholders. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

          SECTION 9. Inspectors. The Board of Directors, in advance of any meeting of stockholders, shall appoint one or more inspectors to act at such meeting or any adjournment thereof and to make a written report thereon. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares of each kind, class or series of stock outstanding and the voting power of each, determine the number of shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as arc proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No Director or nominee for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be stockholders.

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         SECTION 10. Business Brought Before an Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting of stockholders. To be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or
(c) otherwise properly brought before the meeting by a stockholder who was a stockholder of record at the time of giving of the notice provided for in this section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed and received by the Corporation's Secretary at the principal executive offices of the Corporation, not less than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the dale of the annual meeting of stockholders is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received no later than the close of business on the tenth
(10) day following the day on which notice of the date of the meeting was mailed. A stockholder's notice to the Corporation's Secretary shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation HA under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business sought to be brought before the meeting; (c) the name and address, as such appear on the Corporation's books, of the stockholder proposing such nominee or business and any other stockholders known by such stockholder to be supporting such nominee or proposal; (d) the class and number of shares of the Corporation which, on the date of such stockholder's notice, are beneficially owned by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee or proposal; and (e) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 10. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if the chairman should so determine, the chairman shall so declare at the meeting and any such business not properly brought before such meeting shall not be transacted.

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                                   ARTICLE II

                               Board of Directors

          SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, the Restated Certificate or these By-Laws directed or required to be done by the stockholders.

        SECTION 2. Number and Qualifications. The Board of Directors shall consist of not less than three (3) nor more than nine (9) Directors. Directors need not be stockholders. The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, may increase the number of Directors to a number not exceeding fifteen (15). Vacancies occurring by reason of any such increase shall be filled in accordance with Section 4 of this Article II. The Board of Directors, by the vote of a majority of the entire Board of Directors, may decrease the number of Directors to a number not less than three
(3) but any such decrease shall not affect the term of office of any Director.

        SECTION 3. Classes. Election and Term of Office. Except for Directors elected to fill vacancies, all Directors shall be elected at the annual meeting of stockholders and shall he nominated in accordance with the provisions of
Section 5 of this Article, Directors elected to fill vacancies shall be appointed and elected in accordance with the provisions of Section 4 of this Article, At each meeting of stockholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors. Each Director shall hold office until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the Corporation, or until his removal from office.

         SECTION 4. Removal, Vacancies and Additional Directors. The stockholders may, by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation's capital stock entitled to vote with respect to the election of Directors, at any special meeting, the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy in accordance with these By-Laws; provided, however, that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class pursuant it) statute or the provisions of the Restated Certificate, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any removal, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, shall be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and if there shall be no Directors then in office, such vacancy or newly created directorship shall be filled by holders of at least a majority of the shares of the Corporation's capital stock entitled to vote with respect to the election of Directors, and any Director so elected to fill such vacancy or any newly created directorship shall hold office for a term that shall expire at the first annual meeting of stockholders following such appointment or until the earlier resignation or removal of the Director.

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          When one (1) or more Directors shall resign from the Board of
Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office until the first annual meeting of stockholders following such appointment or until the earlier resignation or removal of the Director.

         SECTION 5. Nominations.

         (a) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in these By-Laws, who is entitled to vote for the election of Directors at the meeting and who shall have complied with each of the notice procedures set forth in Article I, Section 10 and all applicable requirements of the Exchange Act and the Rules and Regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (h) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairman should so declare, the defective nomination shall be disregarded.

         SECTION 6. Place of Meeting. The Board of Directors may hold its meetings in such place or places in or outside the State of Delaware as the Board of Directors may from time to time determine or as specified in the notice of any such meeting.

         SECTION 7. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting of stockholders shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place, within or without the State of Delaware, which shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article II.

         SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at the principal executive office of the Corporation, or at such other place as the Board of Directors may determine. No notice shall be required for any regular meeting of the Board of Directors held at the principal executive office of the Corporation. A copy of every resolution fixing or changing the time or place of regular meetings shall be delivered to every Director at least five (5) days before the first meeting held pursuant thereto.

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          SECTION 9. Special Meetings. Special meetings of the Board of
Directors shall be held whenever called by direction of the President, or by any two (2) of the Directors then in office.

         SECTION 10. Notice of Meetings. Notice of the day, hour and place of holding of each special meeting (and each annual or regular meeting for which notice shall be required) shall be given by mailing the same at least five (5) days before the meeting or by causing the same to be transmitted by telegraph, cable or wireless at least one (1) day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one (1) of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any .notice, any business may be transacted, including the amendment of these By-Laws. A written waiver of notice, signed by a Director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 11. Quorum. Subject to the provisions of Section 4 of this
Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The Directors shall act only as a hoard and the individual Directors shall have no power as such.

         SECTION 12. Organization. At all meetings of the Board of Directors, the Chairman of the Board, if any, shall be elected from the Directors present to preside at such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors. In the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

          SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by a majority of the whole Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; except that no such committee shall have the power or authority in reference to amending the Restated Certificate, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or an amendment to these By-Laws; and unless such resolution, these By-Laws or the Restated Certificate expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required.

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        SECTION 14. Conference Telephone Meetings. Unless otherwise restricted by the Restated Certificate or by these By-Laws, the members (if the Board of Directors or any committee designated by the Board,, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at such meeting.

        SFCTION 15, Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Restated Certificate or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be,

         SECTION 16. Compensation. The amount, if any, that each Director shall be entitled to receive as compensation for such Director's services as such shall be fixed from time to time by resolution of the Board of Directors. Directors, who are not employees of the Corporation, shall be entitled to receive reimbursement from the Corporation for reasonable travel expenses m connection with their attendance at any meeting of the Board of Directors.

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                                   ARTICLE III

                                    Officers

          SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Chief Technical Officer, Chief Information Officer, Chief Financial Officer, one (1) or more Vice Presidents, a General Counsel, a Secretary and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 12 of this Article III. The Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Technical Officer, the Chief Information Officer, one (1) or more Vice Presidents, the General Counsel and the Secretary shall be elected by the Board of Directors after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person,

         All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

         Any vacancy caused by the death of any officer, such officer's resignation, his removal or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors for the unexpired portion of the term of office which shall be vacant.

         In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, each officer shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

         SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. Such person shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

          SECTION 3. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be assigned to or required of such officer from time to time by these By-Laws or by the Board of Directors.

         SECTION 4. Powers and Duties of the Chief Operating Officer. The Chief Operating Officer, subject to the control of the Board of Directors, shall have general responsibility for the business operations of the Corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, the Chief Operating Officer shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and duties as may be assigned to or required of such officer from time to time by these By-Laws or by the Board of Directors.

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         SECTION 5. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President, subject to the control of the Board of Directors, shall perform all duties and services incident to the office of President, In the absence of the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer, the President shall preside at all meetings of the stockholders and the Board of Directors. In addition, the President shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors,

          SECTION 6. Powers and Duties of the Chief Technical Officer. The Chief Technical Officer shall perform all duties incident to the office of Chief Technical Officer and shall have such powers and perform such other duties as may from time to time be assigned to such office by these By-Laws or by the Board of Directors.

         SECTION 7. Powers and Duties of the Chief Information Officer. The Chief Information Officer shall perform all duties incident to the office of Chief Information Officer and shall have such powers and perform such other duties as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

        SECTION 8. Powers and Duties of the General Counsel. The General Counsel shall perform all duties incident to the office of General Counsel and shall have such powers and perform such other duties as may from time to time be assigned to such office by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

        SECTION 9. Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall have responsibility for all financial and accounting matters, including supervisory responsibilities for any Treasurer and any Assistant Treasurer of the Corporation, shall perform all duties incident to the office of Chief Financial Officer and shall have such powers and perform such other duties as may from time to lime be assigned to such office by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

          SECTION 10. Powers and Duties of the Vice Presidents. Each Vice President shall perform all duties incident to the office of Vice President and shall have such powers and perform such other duties as may from time to time be assigned to such office by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

        SECTION 11. Powers and Duties of the Secretary. The Secretary shall:
(i) keep minutes of all meetings of the Board of Directors and minutes of all meetings of the stockholders in books provided for that purpose; (ii) attend to the giving or serving of all notices of the Corporation; (iii) have custody of the corporate seal of the Corporation and shall affix the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (iv) have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, Chief Executive Officer or the President shall direct; (v) cause the books, reports, statements, certificates and other documents and records required by law to be kept and filed to be properly kept and filed all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; (vi) perform all duties incident to the office of Secretary; and (vii) have such other powers and perform such other duties as may from time to time be assigned to the Secretary by these By-Laws or the Board of Directors, the Chief Executive Officer or the President.

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          SECTION 12. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Treasurer, a Controller and one or more Assistant. Treasurers, Assistant Secretaries and Assistant Controllers, as the Board of Directors may deem advisable, and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the President, The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

         SECTION 13. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board of Directors shall require.

         SECTION 14. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

          SECTION 15. Compensation of Officers. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee thereof; provided, however, that the Board of Directors or a committee thereof may delegate lo the Chief Executive Officer the power to fix the compensation of all other officers. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is or was a Director of the Corporation, but any such officer who shall also be a Director (except in the event there is only one (1) Director of the Corporation) shall not have any vote in the determination of the compensation to be paid to him.

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

                                   ARTICLE IV

                             Stock-Seal-Fiscal Year

          SECTION 1. Certificates Representing Shares of Stock. The certificates representing shares of stock of the Corporation shall be in such form, not inconsistent with the Restated Certificate, as shall be approved by the Board of Directors. All certificates certifying the kind, class or series and number of shares of the Corporation's capital stock owned by such holder shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any or all of the signatures on the certificate may be a facsimile.

         In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons why signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

         All certificates representing shares of stock, shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

         Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall he cancelled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled,

         SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate representing shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged t>> have been lost, stolen or destroyed. Anything herein to the contrary notwithstanding, the Corporation in its absolute discretion may refuse to issue any new certificate, except pursuant to judicial proceedings under the laws of the State of Delaware.

         SECTION 3. Transfer of Shares: Registered Stockholders. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vole as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to of interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

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

          SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board of Directors may appoint or authorize any officer or officers to appoint, one
(1) or more transfer agents and one (1) or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) receive payment of any dividend or other distribution or allotment of any rights; (iii) exercise any rights in respect of any change, conversion or exchange of stock; or (iv) for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall (i) not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) not be more than ten
(10) days after the date upon which the resolution fixing the record date for consent to corporate action in writing is adopted by the Board of Directors and
(iii) not be more than sixty (60) days prior to any other action.

        If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders For any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote al a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 6. Dividends. Subject to the provisions of the Restated Certificate, the Board of Directors shall have the power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law. Any dividends declared upon the stock of the Corporation shall be payable subject to the provisions of the Restated Certificate on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

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

          SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, which shall be circular in form, bear the name of the Corporation and shall include the words and numbers "'Corporate Seal," "Delaware" and the year of incorporation. The seal shall be kept in the custody of the Secretary. A duplicate seal may be kept and be used by any officer of the Corporation designated by the Board, the Chief Executive Officer or the President.

         SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.
                             ARTICLE V Miscellaneous
                                   Provisions

          SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Restated Certificate or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by each of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Technical Officer and the Chief Information Officer, or by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from lime to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it peculiarly liable for any purpose or to any amount.

         SECTION 2. Checks, Notes, etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money out of the funds of the Corporation shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as shall from time to lime be designated by the Board of Directors or pursuant to authority delegated by the Hoard of Directors.

         Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Chief Financial Officer and/or such other officers or persons as shall from time to time be designated by the Chief Financial Officer.

         SECTION 3. Loans. No loans and no renewals of loans for more than Two Hundred Fifty Thousand Dollars ($250,000) shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

          SECTION 4. Offices Outside of Delaware, The registered office and registered agent of the Corporation will be as specified in the Restated Certificate. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors, the Chief Executive Officer or the President.

         SECTION 5. Indemnification of Directors, Officers and Employees. The Corporation shall, to the fullest extent permitted by applicable law from Lime to time in effect, indemnify any and all persons who may serve or who have served at any time as Directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors or officers of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by law. The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Restated Certificate, these By-Laws, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         For purposes of this Section 5, the term "Corporation" shall include constituent corporations referred to in Subsection (h) of the Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

         SECTION 6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss asserted against it or such person and incurred by it or such person, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         SECTION 7. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          SECTION 8. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Restated Certificate as in effect from time to time, the provisions of such Restated Certificate shall be controlling.

                                   ARTICLE VI
                                   Amendments

         These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided, that in the case of any special meeting at which all of the members of the Board are not present, the notice of such meeting shall have staled that the amendment of these By-Laws was one of the purposes of the meeting. These By-Laws and any amendment thereof, including the By-Laws adopted by the Board of Directors, may be altered, amended or repealed, and other By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, that in the case of any special meeting, notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting and further provided, that any alteration, modification or repeal to each of Article 1, Sections 2, 3 and 10 and Article II, Sections 4 and 5 of these By-Laws shall require the affirmative vote of holders of at least 67% of the issued and outstanding shares of the Corporation's capital stock entitled to vote thereon.

                                   ARTICLE VII

                                  Severability

          The provisions of these By-Laws shall be separable each from any and all other provisions of these By-Laws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this Corporation by the Restated Certificate or these By-Laws.



                                    * * * * *

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